CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As independent registered public accountants, we hereby consent to the use of our report incorporated by reference herein dated October 24, 2012 on the financial statements of Barrett Opportunity Fund, Inc. (the “Fund”) as of August 31, 2012 and for the periods indicated therein and to the references to our firm in the Prospectus and the Statement of Additional Information in this Post-Effective Amendment to the Fund’s Registration Statement on Form N-1A.

Cohen Fund Audit Services, Ltd.
Cleveland, Ohio
December 21, 2012

Registered with the Public Company Accounting Oversight Board